Exhibit 99.1

Pitney Bowes Announces Second Quarter 2023 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--August 3, 2023--Pitney Bowes (NYSE: PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today announced its financial results for the second quarter 2023.

“We saw similar trends that affected first quarter results continue into the second quarter, and we took several significant actions to position the company well for the second half of the year,” said Marc B. Lautenbach, President and Chief Executive Officer. “SendTech and Presort both grew profits, while the decline in cross-border weighed on the performance of Global Ecommerce. Domestic parcel volumes grew close to 30 percent, which we expect to continue in the second half. Importantly, the refinancing of our 2024 notes and execution of the restructuring plan announced last quarter further position the company for the long-term.”

Second Quarter Financial Highlights

  Revenue in the quarter was $776 million, a decrease of 11 percent on a reported basis and 5 percent on a comparable basis versus prior year (1)
  GAAP EPS was a loss of $0.81 and Adjusted EPS was a loss of $0.02 in the quarter versus GAAP EPS and Adjusted EPS of $0.02 in second quarter 2022
  GAAP EPS a includes a loss of $0.67 for a non-cash goodwill impairment charge related to the Global Ecommerce segment resulting from performance through June 30, 2023 and continuing changes in macroeconomic conditions
  GAAP cash from operating activities was breakeven; Free Cash Flow was a net use of $11 million
  Cash and short-term investments were $561 million at quarter-end
  On track to deliver $75 million in annual expense savings by yearend 2024 from the previously announced restructuring plan and productivity efforts
  Signed a $275 million private placement offering in July 2023; net proceeds will be used to redeem the outstanding balance of the 2024 Notes and a portion of the Term Loan A

Second Quarter Business Highlights

  Global Ecommerce processed 50 million domestic parcels in the quarter, which is up 29 percent from second quarter 2022
  Presort grew Adjusted Segment EBIT by 59 percent and Adjusted Segment EBIT margins by 500 basis points versus prior year
  SendTech grew Adjusted Segment EBIT by 2 percent and Adjusted Segment EBIT margins by 200 basis points versus prior year
  SendTech shipping-related revenues increased 14 percent year-over-year; SaaS subscription revenues increased 29 percent
  Segment Adjusted EBIT was $80 million in the quarter and flat versus prior year
(1) Comparable basis is defined in the “Use of Non-GAAP Measures” section

Earnings per share results are summarized in the table below:

	Second Quarter
	2023	2022
GAAP EPS	($0.81)	$0.02
Goodwill Impairment	$0.67	-
Restructuring Charges	$0.09	$0.02
Proxy Solicitation Fees	$0.02	-
Tax Benefit on Sale of Business	-	($0.03)
Loss on Sale of Business, Including Transaction Costs	-	$0.02
Adjusted EPS (2)	($0.02)	$0.02
(2) The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

Global Ecommerce

Global Ecommerce provides business to consumer logistics services for domestic and cross-border delivery, returns and fulfillment.

	Second Quarter
($ millions)	2023	2022	% Change Reported	% Change Comparable Basis
Revenue	$313	$394	(21%)	(9%)
Adjusted Segment EBITDA	($21)	($7)	>(100%)
Adjusted Segment EBIT	($38)	($29)	(32%)

Revenue and Adjusted Segment EBIT decline was driven by the continuing weakness in cross-border, specifically from a change in how two clients access our offerings.

These declines were partially offset by a 19 percent increase in Domestic parcel revenue and lower operating expenses in the quarter.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Second Quarter
($ millions)	2023	2022	% Change Reported
Revenue	$143	$139	3%
Adjusted Segment EBITDA	$29	$20	45%
Adjusted Segment EBIT	$20	$13	59%

Presort processed 3.6 billion pieces, which represented a decline of 5 percent versus prior year. Revenue per piece improvement and growth in higher yielding mail classes drove growth in revenue.

Adjusted Segment EBIT growth versus prior year driven by higher revenue, improved labor productivity from investments in automation, and lower unit transportation costs.

SendTech Solutions

Sending Technology Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Second Quarter
($ millions)	2023	2022	% Change Reported	% Change Comparable Basis
Revenue	$321	$339	(5%)	(4%)
Adjusted Segment EBITDA	$105	$103	1%
Adjusted Segment EBIT	$97	$96	2%

Decline in segment revenue was primarily driven by lower in-period equipment sales as we entered a phase of our product lifecycle where we have less new lease opportunities offset by a corresponding increase in lease extensions. Growth in shipping-related revenues partially offset the decline in revenues.

Simplification and cost reduction actions more than offset the secular mailing install base decline, driving improvement in Adjusted Segment EBIT.

Full Year 2023 Guidance

We expect full year revenue to be on the lower end of our previously provided guidance, resulting in relatively flat growth on a comparable basis.

We continue to expect adjusted EBIT performance to outpace the percent change in revenue.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com

Use of Non-GAAP Measures

Our financial results are reported in accordance with generally accepted accounting principles (GAAP). We also disclose certain non-GAAP measures, such as adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS), revenue growth on a comparable basis and free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, goodwill impairment, gains, losses and costs related to the sale of assets, acquisitions and dispositions, losses on debt redemptions and refinancings and other unusual items. Management believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

We disclose revenue growth on a comparable basis, which excludes three items. First, the comparison excludes the impacts of foreign currency. Second, we are excluding the impact of the divestiture of the Borderfree business effective July 1, 2022. Third, we are excluding the impact of a change in the presentation of revenue beginning in the fourth quarter of 2022, from a gross basis to net basis due to an adjustment in terms of one of our contracts with the United States Postal Service. The change in revenue presentation impacts both our Global Ecommerce and SendTech Solutions segments. The change in revenue presentation does not impact gross profit. Management believes that excluding these items provides investors with a better understanding of the underlying revenue performance.

Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides investors better insight into the amount of cash available for other discretionary uses.

Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Adjusted Segment EBIT excludes interest, taxes, unallocated corporate expenses, restructuring charges, goodwill impairment, and other items not allocated to a business segment. The Company also reports Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/investorrelations

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; our ability to continue to grow and manage unexpected fluctuations in volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or their performance under those contracts; the impacts on our cost of debt due to recent increases in interest rates and the potential for future interest rate hikes ; and other factors as more fully outlined in the Company's 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2023. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, adjusted segment EBIT and adjusted segment EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months ended June 30, 2023 and 2022, and consolidated balance sheets at June 30, 2023 and December 31, 2022 are attached.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue:
Business services	$473,497	$551,478	$996,988	$1,148,862
Support services	103,315	107,625	208,599	217,977
Financing	66,702	67,298	133,751	139,327
Equipment sales	79,451	89,986	162,061	179,282
Supplies	36,505	38,245	75,340	79,306
Rentals	17,011	16,863	34,280	33,683
Total revenue	776,481	871,495	1,611,019	1,798,437

Costs and expenses:
Cost of business services	410,638	477,544	856,955	980,759
Cost of support services	35,018	37,711	71,858	74,845
Financing interest expense	14,763	12,533	29,299	24,135
Cost of equipment sales	56,180	63,815	113,351	127,586
Cost of supplies	10,884	11,028	22,109	22,545
Cost of rentals	5,142	7,473	10,570	12,782
Selling, general and administrative	222,549	226,638	464,669	469,423
Research and development	10,274	11,254	20,767	22,588
Restructuring charges	22,443	4,224	26,042	8,408
Goodwill impairment	118,599	-	118,599	-
Interest expense, net	22,920	21,007	45,262	43,131
Other components of net pension and postretirement (income) cost	(1,751)	958	(3,461)	1,802
Other income, net	(228)	-	(3,064)	(11,901)
Total costs and expenses	927,431	874,185	1,772,956	1,776,103

(Loss) income before taxes	(150,950)	(2,690)	(161,937)	22,334
Benefit for income taxes	(9,415)	(7,026)	(12,665)	(2,823)
Net (loss) income	$(141,535)	$4,336	$(149,272)	$25,157

(Loss) earnings per share:
Basic	$(0.81)	$0.02	$(0.85)	$0.14
Diluted	$(0.81)	$0.02	$(0.85)	$0.14

Weighted-average shares used in diluted earnings per share	175,695	176,969	175,094	177,673

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$541,704	$669,981
Short-term investments	18,972	11,172
Accounts and other receivables, net	272,963	343,557
Short-term finance receivables, net	559,979	564,972
Inventories	92,783	83,720
Current income taxes	11,159	8,790
Other current assets and prepayments	117,132	115,824
Total current assets	1,614,692	1,798,016
Property, plant and equipment, net	401,905	420,672
Rental property and equipment, net	25,936	27,487
Long-term finance receivables, net	640,097	627,124
Goodwill	952,302	1,066,951
Intangible assets, net	70,062	77,944
Operating lease assets	284,783	296,129
Noncurrent income taxes	44,859	46,613
Other assets	388,728	380,419
Total assets	$4,423,364	$4,741,355

Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable and accrued liabilities	$812,474	$907,083
Customer deposits at Pitney Bowes Bank	639,425	628,072
Current operating lease liabilities	53,984	52,576
Current portion of long-term debt	264,980	32,764
Advance billings	82,828	105,207
Current income taxes	2,929	2,101
Total current liabilities	1,856,620	1,727,803
Long-term debt	1,884,798	2,172,502
Deferred taxes on income	236,859	263,131
Tax uncertainties and other income tax liabilities	24,745	23,841
Noncurrent operating lease liabilities	254,051	265,696
Other noncurrent liabilities	241,778	227,729
Total liabilities	4,498,851	4,680,702

Stockholders' (deficit) equity:
Common stock	323,338	323,338
Retained earnings	4,908,641	5,125,677
Accumulated other comprehensive loss	(807,993)	(835,564)
Treasury stock, at cost	(4,499,473)	(4,552,798)
Total stockholders' (deficit) equity	(75,487)	60,653
Total liabilities and stockholders' (deficit) equity	$4,423,364	$4,741,355

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended June 30,			Six months ended June 30,
	2023	2022	% Change	2023	2022	% Change

Global Ecommerce
Revenue, as reported	$312,754	$393,770	(21%)	$661,145	$812,297	(19%)
Impact of change in revenue presentation		(37,790)			(75,376)
Impact of Borderfree divestiture		(10,820)			(22,550)
Comparable revenue before currency	312,754	345,160	(9%)	661,145	714,371	(7%)
Impact of currency on revenue	437			3,278
Comparable revenue	$313,191	$345,160	(9%)	$664,423	$714,371	(7%)

Presort Services
Revenue, as reported	$143,107	$138,934	3%	$302,009	$299,478	1%

Sending Technology Solutions
Revenue, as reported	$320,620	$338,791	(5%)	$647,865	$686,662	(6%)
Impact of change in revenue presentation		(4,853)			(8,543)
Comparable revenue before currency	320,620	333,938	(4%)	647,865	678,119	(4%)
Impact of currency on revenue	725			5,569
Comparable revenue	$321,345	$333,938	(4%)	$653,434	$678,119	(4%)

Consolidated
Revenue, as reported	$776,481	$871,495	(11%)	$1,611,019	$1,798,437	(10%)
Impact of change in revenue presentation		(42,643)			(83,919)
Impact of Borderfree divestiture		(10,820)			(22,550)
Comparable revenue before currency	776,481	818,032	(5%)	1,611,019	1,691,968	(5%)
Impact of currency on revenue	1,162			8,847
Comparable revenue	$777,643	$818,032	(5%)	$1,619,866	$1,691,968	(4%)

Pitney Bowes Inc.
Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended June 30,
	2023			2022			% change
	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA

Global Ecommerce	$(38,115)	$16,620	$(21,495)	$(28,825)	$21,480	$(7,345)	(32%)	>(100%)
Presort Services	20,429	8,337	28,766	12,851	7,000	19,851	59%	45%
Sending Technology Solutions	97,480	7,383	104,863	95,565	7,908	103,473	2%	1%
Segment total	$79,794	$32,340	112,134	$79,591	$36,388	115,979	0%	(3%)

Reconciliation of Segment Adjusted EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(32,340)			(36,388)
Unallocated corporate expenses			(47,709)			(40,761)
Restructuring charges			(22,443)			(4,224)
Goodwill impairment			(118,599)			-
Gain on debt redemption			228			-
Proxy solicitation fees			(4,538)			-
Loss on sale of business, including transaction costs			-			(3,756)
Interest, net			(37,683)			(33,540)
Benefit for income taxes			9,415			7,026
Net (loss) income			$(141,535)			$4,336

	Six months ended June 30,
	2023			2022			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(72,321)	$33,034	$(39,287)	$(42,521)	$42,924	$403	(70%)	>(100%)
Presort Services	47,334	16,859	64,193	32,483	13,419	45,902	46%	40%
Sending Technology Solutions	194,151	14,850	209,001	200,140	14,911	215,051	(3%)	(3%)
Segment total	$169,164	$64,743	233,907	$190,102	$71,254	261,356	(11%)	(11%)

Reconciliation of Segment EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(64,743)			(71,254)
Unallocated corporate expenses			(104,058)			(98,595)
Restructuring charges			(26,042)			(8,408)
Goodwill impairment			(118,599)			-
Gain (loss) on debt redemption			3,064			(4,993)
Proxy solicitation fees			(10,905)			-
Gain on sale of assets			-			14,372
Loss on sale of business, including transaction costs			-			(2,878)
Interest, net			(74,561)			(67,266)
Benefit for income taxes			12,665			2,823
Net (loss) income			$(149,272)			$25,157

(1) Adjusted segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, goodwill impairment, and other items that are not allocated to a particular business segment.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Reconciliation of reported net (loss) income to adjusted EBIT and adjusted EBITDA
Net (loss) income	$(141,535)	$4,336	$(149,272)	$25,157
Benefit for income taxes	(9,415)	(7,026)	(12,665)	(2,823)
(Loss) income before taxes	(150,950)	(2,690)	(161,937)	22,334
Restructuring charges	22,443	4,224	26,042	8,408
Goodwill impairment	118,599	-	118,599	-
(Gain) loss on debt redemption	(228)	-	(3,064)	4,993
Proxy solicitation fees	4,538	-	10,905	-
Gain on sale of assets	-	-	-	(14,372)
Loss on sale of business, including transaction costs	-	3,756	-	2,878
Adjusted net (loss) income before tax	(5,598)	5,290	(9,455)	24,241
Interest, net	37,683	33,540	74,561	67,266
Adjusted EBIT	32,085	38,830	65,106	91,507
Depreciation and amortization	39,873	43,470	79,770	85,472
Adjusted EBITDA	$71,958	$82,300	$144,876	$176,979

Reconciliation of reported diluted (loss) earnings per share to adjusted diluted (loss) earnings per share
Diluted (loss) earnings per share	$(0.81)	$0.02	$(0.85)	$0.14
Restructuring charges	0.09	0.02	0.11	0.03
Goodwill impairment	0.67	-	0.67	-
(Gain) loss on debt redemption	(0.00)	-	(0.01)	0.02
Proxy solicitation fees	0.02	-	0.05	-
Gain on sale of assets	-	-	-	(0.06)
Loss on sale of business, including transaction costs	-	0.02	-	0.00
Tax benefit on sale of business	-	(0.03)	-	(0.03)
Adjusted diluted (loss) earnings per share (1)	$(0.02)	$0.02	$(0.04)	$0.10

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash from operating activities	$(44)	$35,132	$(39,758)	$45,694
Capital expenditures	(25,980)	(31,619)	(54,646)	(64,174)
Restructuring payments	8,242	4,970	12,883	8,255
Proxy solicitation fees paid	7,244	-	10,282	-
Transaction costs paid	-	-	-	2,132
Free cash flow	$(10,538)	$8,483	$(71,239)	$(8,093)

Contacts

Editorial -
Kathleen Raymond
Head of Communications
203.351.7233

Financial -
Alex Brown
Senior Manager, Investor Relations
203.351.7639